UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Everbridge, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37874	26-2919312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive Suite 400
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 230-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVBG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2022, the Board of Directors (the “Board”) of Everbridge, Inc. (the “Company”) appointed David Benjamin and Rohit Ghai to serve as members of the Board, effective January 1, 2023. The Board has determined that each of Messrs. Benjamin and Ghai satisfy the definition of an “independent director” under the Nasdaq listing standards and the Board’s Corporate Governance Guidelines.

Mr. Benjamin, age 51, currently serves as Executive Vice President and Chief Commercial Officer of Blackbaud, Inc. (“Blackbaud”), a cloud software company powering social good, a position he has held since July 2022. He was Executive Vice President and President, International Markets of Blackbaud from April 2018 to July 2022. Prior to joining Blackbaud, Mr. Benjamin served as Senior Vice President and General Manager, EMEA at Box, Inc., a cloud content management platform for businesses, from September 2016 to March 2018.

Mr. Ghai, age 53, has been the Chief Executive Officer of the RSA Group of companies, a provider of identity and access management solutions, since January 2017.

Each of Messrs. Benjamin and Ghai will be entitled to receive the customary annual compensation paid to our non-employee directors, which currently consists of an annual cash retainer of $40,000, plus an additional cash retainer per year for committee membership, depending on the committees of the Board to which they are appointed. Each of Messrs. Benjamin and Ghai also will receive an initial grant of restricted stock units (“RSUs”) with a value of $170,000 based on the closing price of our common stock on the Nasdaq Stock Market on the date of grant, which will vest in full on the first anniversary of the last day of the month of the date of grant, provided that at such vesting date, the director continues to serve on the Board. In addition, on an annual basis commencing with the 2023 annual meeting of stockholders, each of Messrs. Benjamin and Ghai will receive a grant of RSUs with a value of $170,000 based on the 30-day average closing price of our common stock on the Nasdaq Stock Market through December 31 in the prior year. The vesting and other material terms of these RSUs are the same as those that apply to the other non-employee directors’ annual equity awards. The material terms of the non-employee directors’ compensation are described in our most recent proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2022, under the heading “Director Compensation.” In addition, Messrs. Benjamin and Ghai will enter into our standard form of indemnification agreement, the form of which has been filed as Exhibit 10.9 to our Registration Statement on Form S-1, filed with the SEC on August 19, 2016.

Neither Mr. Benjamin nor Mr. Ghai has any reportable transactions under Item 404(a) of Regulation S K, and neither was appointed pursuant to any arrangement or understanding with any other person.

Also on December 16, 2022, Jaime Ellertson, Chair of the Board, and Bruns Grayson, a member of the Board, informed us they will be retiring from the Board effective December 31, 2022. Effective January 1, 2023, David Henshall, Vice Chair of the Board, will become Chair of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 20, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Date:	December 20, 2022	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President